UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________

FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report – June 7, 2017
(Date of earliest event reported)
____________________________________________
ALLEGION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
____________________________________________

Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Block D
Iveagh Court
Harcourt Road
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

(353)(1) 2546200
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual General Meeting held on June 7, 2017 (the "Annual Meeting"), the shareholders of Allegion plc (the "Company") :

(1)	elected all six of the Company's nominees for director;

(2)	provided advisory approval of the compensation of the Company's named executive officers; and

(3)
approved the appointment of PricewaterhouseCoopers to serve as the Company's independent auditors for the fiscal year ending December 31, 2017 and authorized the Audit and Finance Committee to set the auditors' remuneration.

Shares were voted on these proposals as follows:
Proposals 1(a)-(f). Election of six (6) directors to hold office until the Company's next Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non-Vote
(a)	Michael J. Chesser	76,616,075	254,591	38,437	5,531,936
(b)	Carla Cico	76,605,964	255,975	47,164	5,531,936
(c)	Kirk S. Hachigian	76,297,095	572,691	39,317	5,531,936
(d)	David D. Petratis	75,709,362	1,151,312	48,429	5,531,936
(e)	Dean I. Schaffer	76,595,494	275,028	38,581	5,531,936
(f)	Martin E. Welch III	76,615,144	256,219	37,740	5,531,936
Proposal 2. Advisory approval of the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Vote
75,185,222	1,555,170	168,711	5,531,936
Proposal 3. Appointment of PricewaterhouseCoopers as the independent auditors of the Company for the fiscal year ending December 31, 2017 and authorization of the Audit and Finance Committee to set the auditors' remuneration:

For	Against	Abstain	Broker Non-Vote
82,307,795	59,398	73,846	—

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date:	June 12, 2017	/s/ S. Wade Sheek
S. Wade Sheek Secretary